Exhibit 8.1
May 13, 2011
Teekay Tankers Ltd.
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08
Bermuda
     Re:     Teekay Tankers Ltd. Registration Statement on Form F-3
Ladies and Gentlemen:
     We have acted as counsel for Teekay Tankers Ltd., an entity organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form F-3 (the “Registration Statement”), for the registration of the sale from time to time of up to $750,000,000 aggregate offering price of Class A common stock of the Company.
     You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective shareholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the certificate of the Company and certain of its affiliates (the “Tax Certificate”), and (iii) such other documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matters set forth in any of the foregoing.
     In addition, we have assumed, with your permission, that (i) the statements and representations concerning the Company and its operations contained in the Registration Statement, and the statements and representations contained in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times, (ii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof and (iii) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.
     Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we (i) hereby confirm our opinions set forth in, and as of the date of, the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” and (ii) are of the opinion that the discussion in the Registration Statement under the

Teekay Tankers Ltd.
May 13, 2011

heading “Material U.S. Federal Income Tax Considerations” with respect to legal matters or legal conclusions as to which no opinion has been rendered is an accurate discussion of such U.S. federal income tax matters in all material respects.
     This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective shareholders.
     We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Perkins Coie LLP